UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 23, 2006

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street
Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On February 23, 2006, BioSphere announced that it had completed a private placement of 2,075,000 shares of BioSphere’s common stock, $0.01 par value per share, at a per share cash purchase price of $7.00. The financing will result in net proceeds to BioSphere of approximately $13,400,000 after the deduction of offering expenses. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2006	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of BioSphere Medical, Inc., dated February 23, 2006